Exhibit 5.1

[LETTERHEAD OF GUSRAE, KAPLAN, BRUNO & NUSBAUM PLLC]

October 29, 2007

Anpath Group, Inc.

116 Morlake Drive, Suite 201

Mooresville, NC 28117

Attention:  Board of Directors

Re:   Anpath Group, Inc. / Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Anpath Group, Inc. (formerly known as Telecomm Sales Network, Inc.), a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (the “Registration  Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer and sale of up to an aggregate of 18,272,334 shares of the Company's common stock (the “Common Stock”) by those certain selling shareholders named in the Registration Statement (the “Selling Shareholders”).  The Common Stock has or will be issued to the Selling Stockholders in accordance with the terms of (a) a Securities Purchase Agreement, dated as of October 31, 2005 between certain of the Selling Stockholders and the Company (the “Securities Purchase Agreement”), (b) Subscription Agreements, dated as of January 10, 2006 between certain of the Selling Stockholders and the Company (the “Subscription Agreements”), (c) warrants issued to certain of the Selling Stockholders as part of compensation for services rendered in connection with the Subscription Agreements (the “Placement Agent Warrants”), (d) the Merger Agreement, dated November 11, 2005, by and between the Company, TSN Acquisition Corporation and EnviroSystems, Inc. (the “Merger Agreement”), (e) the Settlement Agreement (the “Settlement Agreement”), dated as of July 6, 2007 by and among the Company, MV Nanotech Corp., the Ferguson Trust and Daniel Ferguson in his capacity as the shareholder agent and (f) the Securities Purchase Agreement dated as of March 7, 2007 between MV Nanotech Corp., the Singer Children’s Management Trust and, solely with respect to sections 4 and 8, the Company (the “MV Purchase Agreement” and collectively, with the Securities Purchase Agreement, the Subscription Agreements, the Placement Agent Warrants,  the Merger Agreement, the Settlement Agreement, and the MV Purchase Agreement, the “Company Agreements”).

In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Company Agreements, (b) the Certificate of Incorporation of the Company (c) the By-laws of the Company, and (d) the Registration Statement.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.  As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, statements and representations of the officers and other representatives of the Company.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Stock issued or to be issued to the Selling Stockholders pursuant to the Company Agreements, are or when issued in accordance with the Company Agreements, as the case may be, will be legally issued, fully paid and non-assessable.

Anpath Group, Inc.

October 29, 2007

Without limiting the generality of the foregoing, we express no opinion as to the applicability of any securities laws or regulations except to the extent specifically provided above in this opinion, or bankruptcy or solvency laws or regulations, or environmental law or regulations of the United States of America or any state or other jurisdiction.

This opinion is limited to the laws in effect as of the date hereof, and we opine solely as to applicable statutory provisions of Delaware law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.  We hereby consent to the use of this opinion as an exhibit to Registration Statement and to be named therein as the attorneys to the extent of opinions provided herein.  In giving the foregoing consent, we do not admit that we are experts pursuant to Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                               Very truly yours,

                                                /s/ GUSRAE, KAPLAN, BRUNO & NUSBAUM PLLC